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                                                                   EXHIBIT 10.05

          THIS CONSULTING AGREEMENT entered into this lst day of June, 1996 between Roper Industries, Inc., a Delaware corporation ("Roper") with an address at 160 Ben Burton Road, Bogart, Georgia and G.L. Ohrstrom & Co., a New York partnership ("Consultant") with an address at 540 Madison Avenue, New York, New York.


                                  WITNESSETH:
                                  -----------

          WHEREAS, Roper desires to avail itself of the knowledge and experience of Consultant in financial affairs and acquisition matters in furtherance of the business of Roper and has offered to engage Consultant to render financial consulting and acquisition advisory services to Roper; and

          WHEREAS, Consultant desires to accept such engagement, upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


          SECTION 1. ENGAGEMENT OF CONSULTANT.  Roper hereby engages Consultant
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to act as a financial and acquisitions advisor to Roper and to render services to Roper, subject to and upon the terms and conditions set forth in this Consulting Agreement. Consultant hereby accepts such engagement as described herein. It is agreed by the parties hereto that Consultant is, and will at all times be considered, an independent contractor and not an employee of Roper.


          SECTION 2. TERM.  Unless otherwise terminated as provided herein, the
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respective duties and obligations of the parties hereto shall commence on June
1, 1996, and shall continue in full force and effect through June 1, 1999. This agreement shall be automatically renewed for one (1) year periods unless one party gives notice to the other party thirty (30) days prior to the expiration hereof of its intent to terminate this Consulting Agreement.

          SECTION 3. DUTIES OF CONSULTANT.
                     --------------------

          3.1. Covered Activities.  Consultant shall report to the chief
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executive officer of Roper and shall advise and consult with such chief executive officer of Roper, subject at all times to the policies and control of the chief executive officer of Roper. The consulting services provided by Consultant shall be to act as a finder for Roper with respect to potential acquisitions for Roper and to provide general acquisition related and financial advice (which shall also include the availability of meeting space and/or secretarial and technological assistance which has been customary at Consultant's New York office, if requested), subject to the following conditions:

     a. In the event Consultant locates an acquisition candidate which would be compatible with, or is related to, the existing business segments of Roper at such time, Consultant shall have an obligation to offer such acquisition to Roper prior
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          to any other person or entity.

     b. In the event Consultant locates an acquisition candidate which is unrelated to Roper's existing business segments at such time, Consultant shall be under no obligation to offer, but may offer, such acquisition to Roper. There is no requirement under this Section 3.b. that Consultant make any such offer, if at all, prior to any other person or entity.


          3.2  Additional Services.  Roper may call upon Consultant to provide
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additional financial or advisory services within Consultant's expertise not covered by Section 3.1 and in such event Roper shall compensate Consultant on a per service basis; such fee to be negotiated by Roper and Consultant. Except as set forth in this Section 3.2, all other terms and conditions contained in this Consulting Agreement shall govern the provision of such additional services.

          3.3  Availability.  At the request of the chief executive officer of
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Roper, Consultant (through one or more of its partners or employees) shall make itself available to consult with and advise the chief financial officer and the chief executive officer of Roper, at reasonable times, concerning acquisition and financial matters of Roper and its subsidiaries and affiliates. Notwithstanding anything to the contrary contained in this Consulting Agreement, Consultant (through one or more of its partners or employees) shall be required to devote that amount of time providing services to Roper hereunder that is reasonably necessary for Consultant to meet its obligations hereunder.


          SECTION 4. CONSULTANT'S CONFIDENTIALITY AND DISCLOSURE.  Both during
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the term of this Consulting Agreement and at any time thereafter, Consultant will:


          a. regard and preserve as confidential all knowledge and information pertaining to the business of Roper, its subsidiaries and affiliates, including, but not limited to, purchasing, marketing, systems, accounting, directors, officers, employees and other personnel of Roper, its subsidiaries and affiliates obtained by Consultant from any source whatsoever and which is not a matter of public knowledge or which is treated by Roper as confidential; and

          b. except on behalf of Roper, its subsidiaries or affiliates, not communicate or divulge to any other person or entity or make use, for itself or any other person or entity, of any of the records, documents, contracts, writings, data or other information of Roper, its subsidiaries or affiliates, whether or not the same is in written or recorded form, unless the same is a matter of public knowledge.

          Any document or other material prepared by the Consultant, alone or in conjunction with others, in the course of providing services hereunder will be deemed 'work for hire' and shall be the exclusive property of Roper. Without limiting the generality of the foregoing, it is hereby agreed that the prohibitions contained above shall be operative, whether inside or outside of the United States, with respect to information or knowledge which may now or hereafter be treated by Roper, its subsidiaries or affiliates as confidential. Consultant's
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obligation under this Section 4 shall survive the termination of this Consulting
Agreement.


          SECTION 5. COMPENSATION.
                     ------------

          a. As full and complete compensation for all services provided hereunder, other than those additional services provided pursuant to Section 3.2, Roper shall pay to Consultant compensation at a rate of Three Hundred Thirty-Three Thousand Forty-Eight Dollars ($333,048) per annum, payable in twelve (12) equal monthly payments of Twenty-Seven Thousand Seven Hundred Fifty-Four Dollars ($27,754) on the fifteenth (15th) day of each month. Any other payment due and owing to Consultant pursuant to Section 3.2 shall be paid as agreed between Roper and Consultant.

          b.   Cost of Living Adjustment.  The compensation payable to
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Consultant hereunder shall be subject to adjustment, upward or downward, based on the increase or decrease in the Consumer Price Index from year to year. For purposes of this calculation, 1996 shall be deemed to be the base year and the annual compensation set forth in Section 5a. shall be deemed to be the base amount. The adjustment shall be calculated on the anniversary of this Consulting Agreement.


          SECTION 6. NO PROHIBITION ON CONSULTANT.  Notwithstanding anything to
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the contrary contained herein, subject to Section 4, Consultant shall not in any manner be prevented, prohibited or bound to refrain from engaging in any business or businesses of any kind or nature, or owning or dealing in stocks of any corporation or making any investments of any kind. Notwithstanding the foregoing, during the term of this Consulting Agreement, Consultant shall not engage in any business activity which materially interferes with the performance of Consultant's duties hereunder. This Agreement shall in no way affect the services provided by, or compensation paid to, any of the partners or employees of Consultant as directors of Roper.


          SECTION 7. NON-SOLICITATION OF EMPLOYEES.  During the term of this
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Consulting Agreement and for a period of one (1) year thereafter, Consultant shall not, directly or indirectly, solicit or encourage any employee of Roper, its subsidiaries or affiliates to leave such employment.

          SECTION 8. TERMINATION.  During the initial term of this Consulting
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Agreement, either party may terminate this agreement upon one (1) year's prior written notice to the other party of its intent to terminate. At all other times, this Consulting Agreement may be terminated only upon the written agreement of Roper and Consultant, or during renewal terms, upon thirty (30) days' notice prior to the end of such renewal term that such party does not want to renew the terms and conditions of this Consulting Agreement. Upon the termination or expiration of this Consulting Agreement, Consultant shall return to Roper any and all files, reports, analyses, charts, documents, and other records or materials of any kind concerning or pertaining to Roper, its subsidiaries or affiliates. Consultant shall not be required to return any such materials its partners have received in their capacity as directors of Roper.
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          SECTION 9.  NOTICES.  Any and all notices required or permitted to be
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given hereunder shall be in writing and shall be given by certified or registered mail or by personal delivery, but shall be deemed to have been given when hand-delivered or when deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed to the party to whom notice is being given at the address of such party listed in the preamble to this Consulting Agreement, or to such other address as may be furnished in writing by such party to the other party to this Consulting Agreement.


          SECTION 10. CONTENTS OF AGREEMENT, PARTIES IN INTEREST, ASSIGNMENT
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ETC.  This Consulting Agreement sets forth the entire understanding of the
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parties with respect to the matters contemplated hereby and any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Consulting Agreement. This Consulting Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Neither party may assign this Consulting Agreement without the prior written consent of the other party.


          SECTION 11. WAIVER.  A waiver by either party of any of the terms and
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conditions of this Consulting Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof.


          SECTION 12. AMENDMENT OF CONSULTING AGREEMENT.  Notwithstanding
                      ---------------------------------
anything to the contrary contained in this Consulting Agreement, this Consulting Agreement may be amended at any time only by written instrument duly executed by each of the parties hereto.


          SECTION 13. COUNTERPARTS.  This Consulting Agreement may be executed
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in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall constitute one and the same document.


          SECTION 14. GOVERNING LAWS AND ENFORCEMENT.  This Consulting Agreement
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shall be construed and enforced in accordance with the laws of the State of New
York, without giving effect to principles of conflicts of law thereof. Should any clause, sentence or Section of this Consulting Agreement be judicially or administratively determined to be invalid, unenforceable or void by the laws of the State of New York or United States of America or any agency or subdivision thereof, such decision shall not have the effect of invalidating or voiding the remainder of this Consulting Agreement and the parties hereto agree that the part or parts of this Consulting Agreement so held to be invalid, unenforceable or void, shall be deemed to have been deleted herefrom and the remainder shall have the same force and effectiveness as if such part or parts had never been included herein.


          IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date first above written.
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                                         ROPER INDUSTRIES, INC.,
                                         A DELAWARE CORPORATION



                                         By: /s/ Derrick N. Key
                                            -----------------------------
                                         Name:
                                         Title: President & CEO


                                         G.L. OHRSTROM & CO.,
                                         A NEW YORK PARTNERSHIP


                                         By: /s/ Donald G. Calder
                                            -----------------------------
                                         Name:
                                         Title: Partner